UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2013

Columbia Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51262

MD	20-0068852
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Glenlake Parkway, Suite 1200

Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(404) 465-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Columbia Property Trust, Inc. (NYSE: CXP) (“Columbia” or the “Company”) announced today the preliminary results of its modified “Dutch Auction” tender offer to purchase for cash up to $300,000,000 in value of shares of its common stock, par value $0.01 per share (the “Common Stock”) from its stockholders, which expired at 11:59 p.m., New York City time, on November 8, 2013. Morgan Stanley & Co. LLC and Goldman, Sachs & Co. acted as the dealer managers for the tender offer.

Based on the preliminary count by Computershare Trust Company, N.A., the paying agent and depositary for the tender offer, a total of 9,570,352 shares of Common Stock were properly tendered and not properly withdrawn at or below the final purchase price of $25.00 per share, including 6,064,499 shares of Common Stock that were tendered through notice of guaranteed delivery. Based on this preliminary count, the 9,570,352 shares of Common Stock properly tendered and not properly withdrawn at or below the final purchase price of $25.00 per share represent approximately 7.1% of the Company’s currently issued and outstanding shares of Common Stock.

In accordance with the terms and conditions of the tender offer, and based on the preliminary count by the paying agent and depositary, Columbia will accept for purchase 9,570,352 shares of Common Stock properly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $25.00 per share, for an aggregate cost of approximately $239 million, excluding fees and expenses relating to the tender offer. Based on this preliminary count, the 9,570,352 shares of Common Stock to be accepted for purchase in the tender offer represent approximately 7.1% of Columbia’s currently issued and outstanding shares of Common Stock. Based on these preliminary numbers, Columbia anticipates that, following settlement of the tender offer, it will have approximately 124,622,258 shares of Common Stock outstanding.

The number of shares of Common Stock to be purchased and the purchase price information are preliminary and subject to change. The preliminary information set forth herein is subject to confirmation by the paying agent and depositary and is based on the assumption that all shares of Common Stock tendered through notice of guaranteed delivery will be delivered within three business days after the date of receipt by the depositary of the notice of guaranteed delivery. The final number of shares of Common Stock to be purchased and the final purchase price information will be announced following completion of the confirmation process. Payment for the shares of Common Stock accepted for purchase under the tender offer will occur promptly, in accordance with applicable law.

The press release announcing the preliminary results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit

99.1	Press Release dated November 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA PROPERTY TRUST, INC.

Dated: November 11, 2013	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer

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